Exhibit 99.1

Vor Bio Appoints Life Sciences and Technology Investor and Entrepreneur, Mr. Erez Kalir to its Board of Directors

CAMBRIDGE, Mass., January 8, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage cell and genome engineering company, today announced the appointment of Mr. Erez Kalir to its Board of Directors. The appointment represents a new seat on Vor Bio’s Board of Directors, which has been created in connection with the recent private investment in public equity financing (PIPE) which was led by Reid Hoffman. Mr. Kalir will serve as the director designee of Reprogrammed Interchange, LLC, Mr. Hoffman’s investment fund.

Mr. Kalir brings a wealth of experience as an investor, entrepreneur, and thought leader with a deep focus on life sciences and technology. Currently the Managing Member of Martial Eagle Fund and a Venture Partner at FJ Labs—renowned for its leadership in early-stage venture investments—Mr. Kalir is widely recognized for his strategic acumen and ability to drive growth in innovative industries. In addition to his investment leadership, Mr. Kalir authors the influential Biotech Frontiers newsletter for Porter & Co., offering incisive analysis on cutting-edge biotech companies. His interdisciplinary expertise in biology, finance, and law uniquely positions him to contribute to Vor Bio’s mission of advancing breakthrough innovations in cancer and beyond.

“We are excited to welcome Mr. Kalir to our Board of Directors,” said Dr. Robert Ang, President and CEO of Vor Bio. “Mr. Kalir’s extensive experience in the biotech sector, combined with his track record of fostering innovation, will be invaluable as we continue to execute on our vision to revolutionize blood cancer treatment.” Matthew R. Patterson, Chairman of Vor Bio, added, “I welcome Mr. Kalir to the Board of Directors, and we look forward to working with him as Vor continues to advance its clinical programs and execute its strategic vision.”

Prior to his current roles, Mr. Kalir worked with legendary investor Julian H. Robertson at Tiger Management, advising on investments in biotech and health care. He co-founded and led Sabretooth Capital, a hedge fund managing assets for prominent institutions and families, and further honed his expertise at Eton Park and McKinsey & Co.

“I have followed Vor Bio from the time the company’s scientific founder Dr. Siddhartha Mukherjee published his groundbreaking paper in PNAS on gene-edited stem cells enabling CD33 immune therapy, through Vor Bio’s early venture financings, IPO, and progress as a public company. Among the many companies pursuing breakthrough innovations in biotech, I would be hard pressed to identify one whose potential to change the course of a lethal cancer is more promising than Vor’s,” said Mr. Kalir. “I look forward to working with Vor Bio’s world-class management team and Board to advance their trem-cel platform and VCAR33 through the regulatory approval process, with the goal of enabling life-changing impacts for patients.”

Mr. Kalir is a Rhodes Scholar and holds an MSc in cell biology from Magdalen College, Oxford, a JD from Yale Law School, and an A.B. with highest honors from Stanford University.

About Vor Bio

Vor Bio is a clinical-stage cell and genome engineering company that aims to change the standard of care for patients with blood cancers by engineering hematopoietic stem cells to enable targeted therapies post-transplant. For more information, visit: www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding the potential of engineered hematopoietic stem cells to enable targeted therapies in the post-transplant setting, potential regulatory approval of its product candidates, the potential of its product candidates to change the course of disease in patients it seeks to treat and enable life-changing impacts, and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of Vor Bio’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; the success of Vor Bio’s in-house manufacturing capabilities and efforts; and availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Contact:

Investors & Media

Sarah Spencer

+1 857-242-6076

sspencer@vorbio.com